Annual Stockholder Meeting | February 22, 2018

Ken Karels Chairman of the Board President & CEO Great Western Bancorp, Inc. 2

Board of Directors Ken Karels President & CEO Dan Rykhus CEO, Raven Industries Jim Brannen CEO, FBL Financial Group Steve Lacy CEO, Meredith Corp. Jim Spies President, Spies Corp. Frances Grieb Retired Partner, Deloitte LLP Tom Henning CEO, Assurity Group, Inc. 3 Jim Israel Retired Executive, Deere & Co

James Brannen • Director since October 2015 • CEO, FBL Financial Group, Inc. Director Nominees 4 Thomas Henning • Director since August 2015 • President & CEO, Assurity Group, Inc. Daniel Rykhus • Director since July 2014 • President & CEO, Raven Industries

Business Matters Donald Straka General Counsel • Proposal #1 – Election of the three nominees for Director named in the Proxy Statement to hold office until the 2021 Annual Meeting of Stockholders. The nominees are: • James Brannen, CEO of FBL Financial Group, Inc.; • Thomas Henning, President & CEO of Assurity Group, Inc.; and • Daniel Rykhus, President & CEO of Raven Industries. • Proposal #2 – Advisory vote to approve executive compensation. • Proposal #3 – Approval of an amendment to the Company’s 2014 Omnibus Incentive Plan. • Proposal #4 – Approval of an amendment to the Company’s 2014 Non-Employee Director Plan. • Proposal #5 – Ratification of Ernst & Young LLP as independent registered public accounting firm. • Other Business. 5

Registered Public Accountants 6

Custodian 7

Ken Karels Chairman, President & CEO Great Western Bancorp, Inc. Financial Highlights & Performance 8

GWB Leadership Team Ken Karels Chairman, President & CEO Peter Chapman EVP & CFO Steve Ulenberg EVP & CRO Michael Gough EVP & CCO Doug Bass EVP & Regional President Scott Erkonen CIO Cheryl Olson Head of Marketing Andy Pederson Head of P&C / L&D9

Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "views," “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the effects of tax reform, the outlook for its agricultural lending segment and the interest rate environment, beyond fiscal year 2017 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated January 25, 2017 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on January 25, 2017. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Disclosures 10

(1) Source: American Bankers Association. (2) Adjusted net income, adjusted EPS and efficiency ratio are non-GAAP measures. See Earnings Release for reconciliations. About GWB 11 Company Snapshot EPS Performance Strong Earnings Growth and Efficiency Market Presence • Full-service regional bank focused on relationship-based business and agribusiness banking • 173 banking branches across 9 states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota • Headquartered in Sioux Falls, South Dakota • 6th largest farm lender bank in the U.S. as of 09/30/17 (1) (2)(2) (2) 10% EPS CAGR

Proven Business Strategy 12 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Solid Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

(1) Adjusted net income, efficiency ratio and ROTCE are non-GAAP measures. See Earnings Release for reconciliations. FY17 Financial Highlights Highlights Net Income ($MM) & ROAA Modest Net Charge-offs / Avg. Total Loans Balance Sheet Growth ($MM) • Net income of $144.8 million, or $2.45 per diluted share, a 14.5% increase compared to FY16 • Attractive ROAA of 1.27% and ROTCE(1) of 15.4%, increases compared to 1.16% and 15.1%, respectively in FY16 • The efficiency ratio(1) remained very attractive at 46.5% for the year • Asset quality remained stable with 0.26% net charge-offs as a percentage of average loans 13 +3.3%; +4.1% excl. FV adjustments +4.3% (1)

First Quarter FY18 Results 14 Highlights Net Income ($MM) & ROAA Balance Sheet Growth ($MM) Stable Credit Metrics • Net income of $29.2 million and adjusted net income(1) of $42.8 million, or $0.72 per share • $0.20/share dividend declared January 25 payable February 21 to owners of record as of the close of business February 9 • 45.8% efficiency ratio(1) an improvement from previous quarter • Strong loan growth and stable credit metrics +8.7% annualized growth (1) Adjusted net income and efficiency ratio are non-GAAP measures. See Earnings Release for reconciliations. (1) 1.47% ROAA ex. DTA adjustment

Corporate Responsibility • Core part of mission and culture is to give back to the communities we serve • Developing creative and meaningful relationships in Education, Financial Literacy, Community Development, Healthcare and more through charitable giving and civic service by Executives and employees • Donated $160 thousand in the inaugural year of our Making Life Great Grants program in addition to over $2 million of other charitable giving • Reinvested a portion of expected savings from the Tax Cuts and Jobs Act into compensation and employee benefits 15

Voting Results • Proposal #1: • Proposal #2: • Proposal #3 • Proposal #4: • Proposal #5: 16

THANK YOU 17